                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


            This Fifth Amendment to Loan and Security Agreement ("Fifth Amendment") is made as of May 15, 1995 by and between SANWA BUSINESS CREDIT CORPORATION ("Lender") and Rexon Incorporated, a Delaware corporation ("Rexon"), Rexon Software, Inc., a California corporation ("Rexon Software"), Rexon/Tecmar, Inc., a California corporation, Scientific Solutions, Inc., an Ohio corporation, Sytron Corporation, a Delaware corporation ("Sytron"), WangDAT, Inc., a California corporation, and Wangtek, Inc., a California corporation (each a "Borrower", collectively, the "Borrowers").

            WHEREAS, Lender and Borrowers entered into a Loan and Security Agreement dated as of October 5, 1994, as amended by the First Amendment to Loan and Security Agreement dated as of October 17, 1994, the Second Amendment to Loan and Security Agreement dated as of December 27, 1994, the Third Amendment to Loan and Security Agreement dated as of March 24, 1995 and the Fourth Amendment to Loan and Security Agreement dated as of April 15, 1995 (collectively, the "Loan Agreement") pursuant to which Lender is making certain loans or other credit facilities available to Borrowers upon the terms and conditions set forth in the Loan Agreement and the related Ancillary Agreements; and

            WHEREAS, Borrowers have requested and Lender has agreed to certain waivers, modifications and amendments to the Loan Agreement as set forth in this Fifth Amendment.

            NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans or other credit facilities heretofore, now or hereafter made to or for the benefit of Borrowers by Lender, the parties hereto agree to the following amendments and modifications to the Loan Agreement:

            1.      Waiver.  Lender hereby waives any Default arising under
Section 10.1(a)(ii) by reason of Borrowers failure to satisfy the requirement for the ratio of Indebtedness minus Subordinated Debt to Tangible Net Worth set forth therein for the 2nd fiscal quarter of 1995 ending March 31, 1995.

            2. Amendments to Loan Agreement. Section 10.1(f) of the Loan Agreement is hereby amended by adding a new subsection (vii) to the end thereof as follows:

   "(vii)           as soon as available, but not later than forty-five (45)
days after the end of each fiscal quarter, a report for all Borrowers setting forth any new applications for patents, trademarks or copyrights made or granted during that quarter, and certified by a senior officer of Rexon."





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            3.      Representations and Warranties.  Borrowers represent and
warrant as follows:

            (a) Each of the representations and warranties contained in the Loan Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

            (b) The execution, delivery and performance of this Fifth Amendment are within Borrowers' powers, have been duly authorized by all necessary action, have received all necessary approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrowers;

            (c) This Fifth Amendment is a legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms; and

            (d) No event has occurred and is continuing or would result from this Fifth Amendment which constitutes a Default under the Loan Agreement, as amended and modified hereby.

            4. Conditions. The effectiveness of this Fourth Amendment is conditioned upon the full satisfaction by Borrowers of each of the following conditions on or before May 15, 1995 or their waiver in writing by Lender:

            (a) this Fifth Amendment and the Guarantor's Consent shall have been executed by duly authorized signatories of the Borrowers and Guarantors and delivered to Lender; and

            (b) Borrowers shall have paid to Lender an amendment fee in the amount of $15,000, which fee is fully earned as of the date of this Fifth Amendment.

            5. Miscellaneous. This Fifth Amendment shall be part of the Loan Agreement, the terms of which are incorporated herein, and the breach of any representation, warranty or covenant contained herein or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Loan Agreement and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement and applicable law. Borrowers agree to pay all costs, expenses and attorneys' fees incurred by Lender in connection with the negotiation and preparation of this Fifth Amendment and any other documents in connection herewith and in carrying out or enforcing the terms of this Fifth Amendment. Lender is not waiving any rights under the Loan Agreement and, except as expressly provided herein or as previously modified in a writing signed by Lender, all of the terms, covenants, and conditions of the Loan Agreement remain unmodified and in full force and effect. Capitalized terms used





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herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement. This Fifth Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original.

            IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to be effective as of the first date above written.


BORROWERS:
---------

REXON INCORPORATED,                             SCIENTIFIC SOLUTIONS, INC.
a Delaware corporation                          an Ohio corporation


By_______________________________               By______________________________

Title____________________________               Title___________________________


REXON/TECMAR, INC.,                             SYTRON CORPORATION,
a California corporation                        a Delaware Corporation


By_______________________________               By______________________________

Title____________________________               Title___________________________


WANGTEK, INC.,                                  WANGDAT, INC.,
a California corporation                        a California corporation


By_______________________________               By______________________________

Title____________________________               Title___________________________



LENDER:
------

SANWA BUSINESS CREDIT CORPORATION



By_______________________________

Title____________________________





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                              GUARANTORS' CONSENT



The undersigned Guarantors hereby acknowledge and consent to the foregoing Fifth Amendment and reaffirm their respective guarantees, security agreements and other documents executed by the undersigned in connection with the Loan Agreement and agree that all such guarantees, security agreements and documents are in full force and of effect.


"GUARANTORS"

REXON EUROPE, INC., a
Delaware corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SALES CORPORATION,
a California corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SERVICE CO.,
a Delaware corporation


By______________________________

Title___________________________


REXON SINGAPORE PTE LTD.,
a Singapore corporation


By______________________________

Title___________________________





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REXON U.K., INC.,
a Delaware corporation


By______________________________

Title___________________________


SYTRON U.K., INC.,
a corporation


By______________________________

Title___________________________


TECMAR PUERTO RICO, INC.,
a Delaware corporation


By______________________________

Title___________________________


WANGTEK PUERTO RICO, INC.,
a Delaware corporation

By______________________________

Title___________________________





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